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                                                                     EXHIBIT 5.1
                                                                     -----------

                                  May 21, 2002

                                                                  (202) 639-7303


Tellium, Inc.
2 Crescent Place
P.O. Box 901
Oceanport, New Jersey 07757-0901

Ladies and Gentlemen:

              We have acted as special counsel for Tellium, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") of 4,000,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), issuable under the Tellium 2002 Employee Stock Purchase Plan (the "Plan").

              This opinion is delivered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

              In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries and other persons and such other documents, and (iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

              In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials,

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Tellium, Inc.                                                        Page 2 of 2
May 21, 2002

officers or other representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

              Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be registered pursuant to the Registration Statement, when issued, delivered and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

              The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                        By:     /s/ Lanae Holbrook
                                                --------------------------------
                                                Lanae Holbrook